EXHIBIT 99.1

QUADRAMED CORPORATION (Logo)

FOR IMMEDIATE RELEAS	CONTACT:
Carey Rutigliano/ Sr. Director of Finance
crutigliano@quadramed.com
415.482.2320

QUADRAMED CORPORATION CLARIFIES
CIRCUMSTANCES OF REPURCHASE OFFER

San Rafael, California – Thursday, April 3, 2003. As expected, on March 19, 2003, QUADRAMED CORPORATION (Pink Sheets: QMDC) issued a Notice of Repurchase Event and Offer to Repurchase Debentures Statement to the holders of its outstanding 5.25% Convertible Subordinated Debentures due in 2005. The Company currently has approximately $74 million of such bonds outstanding. As previously reported, the Company was required to issue the Statement and to offer to repurchase the bonds by its agreements with the holders of the bonds as a result of the Nasdaq Listing Qualifications Panel’s decision to delist the Company’s securities from the Nasdaq Stock Market effective March 4, 2003. The delisting resulted from the Company’s inability to comply with the Nasdaq Listing Qualifications Panel’s decision requiring the Company, as a condition of continued listing, to file the Forms 10-Q for the quarters ended June 30, 2002 and September 30, 2002 as well as restated financial statements for the fiscal years ended December 31, 1999, 2000 and 2001 and the quarter ended March 31, 2002 with the Securities and Exchange Commission on or before February 28, 2003.

The Company currently has sufficient liquidity to meet its normal operating needs. However, the Company wants to make clear that it does not have sufficient free cash to repurchase a significant amount of the bonds if they are put.

As previously reported, a special committee of independent directors advised by Deloitte & Touche, LLP and Jefferies & Company, was appointed by the Company’s board of directors to oversee an accelerated effort to find a new investor or a buyer for the Company and to manage any efforts to negotiate with the bondholders. This Committee has been approached by a substantial group of bondholders and currently is in serious negotiations with them with respect to a possible restructuring transaction. The Committee is also considering other strategic alternatives.

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QuadraMed Corporation Clarifies...
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About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical to patient information management and revenue cycle to health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 900 professionals whose healthcare experience has earned QuadraMed the trust and loyalty of its many customers. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated With Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement.

Important factors that could cause QuadraMed’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) QuadraMed’s inability to remain listed on the NASDAQ National Market; (ii) QuadraMed’s inability to remain in compliance with the Company’s debt agreements; (iii) QuadraMed may not complete the restatements on a timely basis or at all; (iv) QuadraMed’s quarterly operating results may vary, (v) QuadraMed’s stock price may be volatile, (vi) QuadraMed’s investments are subject to market risk, (vii) QuadraMed faces product development risks from rapid technological changes, (viii) QuadraMed’s products may be subject to bugs and other errors, (ix) QuadraMed’s intellectual property and technology may be subject to infringement claims or be infringed upon, (x) QuadraMed’s products and services, particularly those sold to government entities and those sold to customers receiving government reimbursement, are subject to scrutiny, regulation, and possible future regulation by state and federal governments; (xi) increased competition for QuadraMed’s products and services, and (xii) QuadraMed may need to use its cash balances to repurchase or redeem its subordinated convertible debentures. QuadraMed does not intend this list of important factors to be exhaustive and advises investors that it discusses other risks and uncertainties that could cause QuadraMed’s actual results to differ from these forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). These SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov  (QuadraMed    has    EDGAR    CIK     No.    0001018833).

Note to Editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks and registered trademarks are the properties of their respective holders.

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